Exhibit 21

SUBSIDIARIES OF NORTHWEST NATURAL HOLDING COMPANY
an Oregon Corporation

Name of Subsidiary	Jurisdiction Organized

Northwest Natural Gas Company (dba NW Natural)	Oregon

Northwest Energy Corporation(1)	Oregon

NWN Gas Reserves LLC(1)	Oregon

NW Natural RNG Holding Company, LLC(1)	Oregon

Lexington Renewable Energy LLC(1)	Delaware

NW Natural Energy, LLC	Oregon

NW Natural Gas Storage, LLC	Oregon

NNG Financial Corporation	Oregon

Northwest Biogas, LLC	Oregon

KB Pipeline Company	Oregon

NW Natural Water Company, LLC	Oregon

Salmon Valley Water Company	Oregon

NW Natural Water of Oregon, LLC	Oregon

Sunstone Water, LLC	Oregon

Sunstone Infrastructure, LLC	Oregon

Sunriver Water LLC	Oregon

Sunriver Environmental LLC	Oregon

NW Natural Water of Washington, LLC	Washington

Cascadia Water, LLC	Washington

Cascadia Infrastructure, LLC	Washington

Suncadia Water Company, LLC	Washington

Suncadia Environmental Company, LLC	Washington

Exhibit 21

NW Natural Water of Idaho, LLC	Idaho

Falls Water Co., Inc.	Idaho

Gem State Water Company, LLC	Idaho

Gem State Infrastructure, LLC	Idaho

NW Natural Water of Texas, LLC	Texas

Blue Topaz Water, LLC	Texas

Blue Topaz Infrastructure, LLC	Texas

T & W Water Service Company	Texas

(1)Subsidiary of Northwest Natural Gas Company